H98000008657

ARTICLES OF AMENDMENT

Article I. Name
---------------

The name of this Florida corporation is San Marino Minerals, Inc.

Article II. Amendment
---------------------

The Articles of Incorporation of the Corporation are amended so that the name of the Corporation is changed from San Marino Minerals, Inc. to Molina Corp.

Article III. Date Amendment Adopted
-----------------------------------

The amendment set forth in these Articles of Amendment was adopted on the date shown below.

Article IV. Shareholder Approval of Amendment
---------------------------------------------

The amendment set forth in these Articles of Amendment was proposed by the Corporation's Board of Directors and approved by the shareholders by a vote sufficient for approval of the amendment.

The undersigned executed this document on the date shown below.

San Marino Minerals, Inc.

By: /s/ Greg K. Kuroda
    ------------------
Name: Greg K. Kuroda
Title: Assistant Secretary

Date: 5/13/98
      -------

Corporate Creations International Inc.
941 Fourth Street #200
Miami Beach FL 33139
(305) 672-0686

H98000008657

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